Exhibit 4.3

FORM OF

STOCKHOLDERS’ AGREEMENT

OF

FIRSTSUN CAPITAL BANCORP

DATED JUNE 19, 2017

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EXHIBITS

Exhibit A	Stockholders
Exhibit B	Significant Stockholders
Exhibit C	Joinder to Stockholders’ Agreement
Exhibit D	Initial Directors and Classes, Initial Bank Directors
Exhibit E	Committee Members
Exhibit F	Substantial Stockholders
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STOCKHOLDERS’ AGREEMENT

THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”), dated as of June 19, 2017, is by and among (i) FirstSun Capital Bancorp, a Delaware corporation (formerly named Sunflower Reincorporation Sub, Inc., the “Corporation”), (ii) the Persons listed on Exhibit A hereto, and (iii) any other Person who shall hereafter acquire Securities and sign a Joinder (each of (ii) through (iii), a “Stockholder” and collectively, the “Stockholders”).

Preliminary Statement

A.            Prior to the execution and delivery of this Agreement, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 28, 2016, by and among Sunflower Financial, Inc., a Kansas corporation (“Sunflower”), Strategic Growth Bank Incorporated, a Delaware corporation (“SGB”), Strategic Growth Bancorp Incorporated, a Delaware corporation (“Bancorp”), First National Bancorp Incorporated, a New Mexico corporation (“FNB”), and the Corporation, on the date hereof, (i) Sunflower merged with and into the Corporation, with the Corporation as the surviving corporation in such merger, and (ii) following such merger, on the date hereof, each of SGB, Bancorp and FNB merged with and into the Corporation, with the Corporation as the surviving corporation in each such merger (the mergers described in clauses (i) and (ii), collectively, the “Mergers”).

B.             Pursuant to the Mergers, the stockholders of each of Sunflower, SGB and Bancorp became stockholders of the Corporation.

C.             Following the Mergers, in accordance with the Merger Agreement, each of First National Bank of Santa Fe, N.A. and Capital Bank, SSB shall merge with and into Sunflower Bank, N.A. (the “Bank”), with the Bank as the surviving bank in such mergers, and the Corporation shall contribute each issued and outstanding share of capital stock of Guardian Mortgage Company, Inc. (“Guardian”) to the Bank pursuant to a “step transaction” in accordance with Section 223.31(d) of Regulation W of the Federal Reserve (the “Guardian Transfer”).

D.             Following the Guardian Transfer, Guardian shall merge with and into the Bank.

E.              The Corporation and the Stockholders have determined that it is in their respective best interests for the Corporation, the Stockholders and the issued and outstanding Common Stock to be subject to the terms and conditions of this Agreement.

F.              The Corporation and the Stockholders also have determined that, to the extent practicable, any Person who acquires Securities after the date of this Agreement and prior to the initial Public Offering of the Corporation should likewise be subject to and hold their Securities subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants described in this Agreement, and for other good and valuable consideration, the full receipt and sufficiency of which is expressly acknowledged by the Parties, it is hereby agreed as follows:

ARTICLE 1
Definitions

Section 1.01.        Definitions. As used in this Agreement, and unless otherwise expressly provided in this Agreement, the following terms have the following meanings:

“Affiliate” of any particular Person means any other Person that directly or through one or more intermediaries is controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. For purposes of this Agreement, the Corporation shall not be deemed an Affiliate of any Stockholder, no Stockholder shall be an Affiliate of any other Stockholder, and no Stockholder shall be an Affiliate of the Corporation or any of the Corporation’s Subsidiaries, in each case, solely by reason of any investment in the Corporation.

“Aggregate Ownership” means, with respect to any Stockholder or group of Stockholders and any class of Securities, the total number of shares of such class of Securities Beneficially Owned (without duplication amongst multiple Stockholders) by such Stockholder or group of Stockholders as of the date of such calculation.

“Agreement” means this Stockholders’ Agreement, as amended from time to time, and its Exhibits.

“Aquiline” means Aquiline SGB Holdings LLC (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“Aquiline Designee” has the meaning given that term in Section 2.02(a)(iv).

“Bancorp” has the meaning given that term in the recitals.

“Bank” has the meaning given that term in the recitals.

“Bank Board” has the meaning given that term in Section 2.07.

“Beneficial Ownership” has the meaning given that term in Rule 13d-3 under the Exchange Act. The terms “Beneficial Owner,” “Beneficially Own,” “Beneficially Owned” and “Beneficially Owning” shall have correlative meanings. For purposes of determining Beneficial Ownership, shares of Common Stock into which shares of any class or series of Preferred Stock may be convertible, irrespective of any condition to such conversion set forth in the preferred stock designations that may be in effect, if any, shall be deemed Beneficially Owned by the holder of such share of Preferred Stock.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Board” means the Corporation’s board of directors.

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“Business Day” means any day other than a Saturday, Sunday or a day on which national banks located in any of the States of Colorado, Kansas, New Mexico, New York or Texas are authorized or required by law to close.

“Bylaws” means the bylaws of the Corporation, as may be amended from time to time.

“Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding capital stock of the Corporation or fifty percent (50%) of the total number of outstanding shares of capital stock of the Corporation; (b) the Corporation merges with or into, or consolidates with, or consummates any reorganization or similar transaction with, another Person and, immediately after giving effect to such transaction, less than fifty percent (50%) of the total voting power of the outstanding capital stock of the surviving or resulting Person is Beneficially Owned in the aggregate by the Stockholders immediately prior to such transaction; (c) in one transaction or a series of related transactions, the Corporation, directly or indirectly (including through one or more of its Subsidiaries) sells, assigns, conveys, transfers, leases or otherwise disposes of, all or substantially all of the assets or properties (including capital stock of Subsidiaries) of the Corporation, but excluding sales, assignments, conveyances, transfers, leases or other dispositions of assets or properties (including capital stock of Subsidiaries) by the Corporation or any of its Subsidiaries to any direct or indirect wholly owned Subsidiary of the Corporation; and (d) the liquidation or dissolution of the Corporation.

“Charter” means the Certificate of Incorporation of the Corporation, as may be amended from time to time.

“Claimed Securities” has the meaning given that term in Section 4.03(c).

“Code” has the meaning given that term in Section 5.08(a).

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation.

“Competitor” means (a) any Person who competes with the business of the Corporation and its Subsidiaries in any of the states in which the Corporation and its Subsidiaries are then doing business or (b) any Person who together with its Affiliates holds ten percent (10%) or more of the voting securities, or has the right to designate a director or an observer to the board, of a Person described in clause (a).

“Confidential Information” has the meaning given that term in Section 5.01(b).

“Corporation” has the meaning given that term in the preamble.

“Dana Hale Nelson Trust Stockholder Group” means, collectively, the Dana Hale Nelson Trust Agreement dated December 8, 1995, and the Dana Hale Nelson Family Irrevocable Trust dated May 25, 2011 (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

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“Designating Person” has the meaning given that term in Section 2.02(a).

“Director” has the meaning given that term in Section 2.02.

“Eligible Stockholder” has the meaning given that term in Section 4.04(a).

“Equity Ownership Percentage” means, with respect to any Stockholder or group of Stockholders, the number of shares of Common Stock Beneficially Owned by such Stockholder or group of Stockholders divided by the total number of shares of Common Stock issued and outstanding (expressed as a percentage).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Stockholders” means all Significant Stockholders other than the Hale Stockholders.

“Exercise Notice” has the meaning given that term in Section 4.04(c).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“First Sale Allocation” has the meaning given that term in Section 4.01(a).

“FNB” has the meaning given that term in the recitals.

“GAAP” has the meaning given that term in Section 5.02(a).

“Governmental Entity” means (a) any federal, state, county, parish, local or municipal government, or any foreign government, or any political subdivision of any of the foregoing; (b) any governmental or administrative agency, authority, board, body, bureau, commission, department or instrumentality; or (c) any court or administrative tribunal.

“Guardian” has the meaning set forth in the recitals.

“Guardian Transfer” has the meaning set forth in the recitals.

“Hale Stockholder Trust Groups” means each of the John Joseph Hale Trust Stockholder Group, the Dana Hale Nelson Trust Stockholder Group, the Karen Hale Young Trust Stockholder Group, the Max Alan Hale Trust Stockholder Group, the Lisa K. Hale Trust Stockholder Group and the Mollie Hale Carter Trust Stockholder Group. References in this Agreement to a Hale Stockholder Trust Group shall be deemed to be a reference to all of the Stockholders within such group collectively, and not to any individual Stockholder within such group. Any approval, decision or other action that may be made, taken, or given under the Agreement by a Hale Stockholder Trust Group shall be deemed to be made, taken, or given, as applicable, by such Hale Stockholder Group upon the approval of Stockholders holding a majority of the Common Stock held by the Stockholders in such Hale Stockholder Trust Group (and such approval shall be binding on all other Stockholders within such Hale Stockholder Trust Group).

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“Hale Stockholder” means each Stockholder within a Hale Stockholder Trust Group.

“Holder Interpretation Provisions” has the meaning given that term in the definition of “Stockholder” in this Section 1.01.

“HOLA” means the Home Owners’ Loan Act of 1933, as amended.

“Incentive Pool” means 1,977,292 shares of Common Stock; provided that (i) any options or rights that are awarded and subsequently forfeited shall again be available to be awarded pursuant to the Incentive Pool without any further action, and (ii) to the extent the Corporation issues any Common Stock (other than any issuance in respect of which Eligible Stockholders would not be entitled to purchase Preemption Securities pursuant to Section 4.04(f)) after the date hereof, the Incentive Pool shall automatically be deemed to be increased by an amount equal to ten percent (10)% of the number of shares of Common Stock so issued.

“Issuance Notice” has the meaning given that term in Section 4.04(b).

“John Joseph Hale Trust Stockholder Group” means the John J. Hale Trust Agreement dated December 1, 1996 (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“Joinder” means a Joinder to this Agreement in substantially the form attached hereto as Exhibit A. Any Stockholder who signs a Joinder shall be considered for all purposes to be a Party to this Agreement just as though it had signed this Agreement itself.

“Karen Hale Young Trust Stockholder Group” means, collectively, the Karen Hale Young Trust Agreement dated February 23, 1996, and the Karen Hale Young Family Irrevocable Trust dated May 25, 2011 (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“Lightyear” means, collectively, Lightyear Co-Invest and Lightyear III.

“Lightyear Co-Invest” means Lightyear Co-Invest Partnership III, L.P. (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“Lightyear Designee” has the meaning given that term in Section 2.02(a)(iii).

“Lightyear III” means Lightyear Fund III, L.P. (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“Lisa K. Hale Trust Stockholder Group” means, collectively, the Lisa K. Hale Trust Agreement dated May 17, 1996, and the Lisa K. Hale Family Irrevocable Trust dated May 31, 2011 (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

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“Listing Event” means the approval of the Corporation’s application to list its Common Stock on the New York Stock Exchange or the NASDAQ Global Select Market.

“Max Alan Hale Trust Stockholder Group” means, collectively, the Max Alan Hale Trust Agreement dated June 1, 1996, and the Max Alan Hale Family Irrevocable Trust dated June 1, 2011 (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“Maximum Number” has the meaning given that term in Section 4.01(a).

“Merger Agreement” has the meaning given that term in the recitals.

“Mergers” has the meaning given that term in the recitals.

“Minimum Number” has the meaning given that term in Section 4.01(a).

“Mollie H. Carter Trust Designee” has the meaning given that term in Section 2.02(a)(v).

“Mollie Hale Carter Trust Stockholder Group” means, collectively, the Mollie Hale Carter Trust Agreement dated December 19, 1995, and the Twin Meadow VHC Trust dated May 25, 2011 (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“Offer” has the meaning given that term in Section 4.03(a).

“Offer Notice” has the meaning given that term in Section 4.03(a).

“Offer Period” has the meaning given that term in Section 4.03(b).

“Offer Price” has the meaning given that term in Section 4.03(a).

“Offered Securities” has the meaning given that term in Section 4.03(a).

“Ownership Limit” means, with respect to (i) each of Lightyear, Aquiline, SWBP and Sanders, an Equity Ownership Percentage of 24.9%, and (ii) any other Stockholder, an Equity Ownership Percentage of 9.9%; provided that the Hale Stockholders and their respective Affiliates will not be subject to any Ownership Limit.

“Party” means each Person who is a party to this Agreement by virtue of signing this Agreement or a Joinder.

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“Permitted Transferee” of a Stockholder means (a) the guardian, conservator, heir or estate of such Stockholder, (b) any corporation, partnership or limited liability company all of the outstanding securities and other interests of which are owned by such Stockholder, (c) any individual or corporation who owns directly or indirectly all of the outstanding securities and other interests of such Stockholder or the guardian, conservator or estate of any such individual, (d) a parent, grandparent, child, grandchild, sibling or spouse of such Stockholder or a natural person who controls directly or indirectly such Stockholder (each, an “Immediate Family Member”), (e) any trust, all of the beneficiaries of which are such Stockholder, an Immediate Family Member or any combination of the foregoing, (f) any Affiliate of such Stockholder, (g) any custodian or nominee holding Securities for the benefit of such Stockholder (it being understood that notwithstanding anything to the contrary herein, no such custodian or nominee shall be required to be a party to this Stockholders’ Agreement, provided that such custodian or nominee is not the ultimate Beneficial Owner of the relevant Security, but the applicable Stockholder shall continue to be a party hereto and shall cause such custodian or nominee to comply with the terms hereof) and, in respect of any such custodian or nominee, the original beneficial Stockholder, (h) in the case of any Stockholder that is a state Governmental Entity, any duly appointed successor entity, (i) from and after the earlier of (A) the fifth (5th) anniversary of the date hereof and (B) the initial Public Offering, any of the stockholders, partners or members of any such Stockholder who may receive a distribution from such Stockholder, (j) the Corporation or any of its Subsidiaries as pledgee (such pledgee, in its capacity as such, a “CFS Pledgee”) under that certain Stock Pledge and Security Agreement (“CFS Pledge Agreement”) dated as of May 6, 2010 between CFS Company of Delaware, LLC (“CFS”), as debtor, and Strategic Growth Banking Partners, LLC, as secured party and predecessor of the Corporation, in connection with such CFS Pledgee exercising its rights to foreclose upon and take ownership of any Common Stock pledged to it (such pledged Common Stock, the “CFS Pledged Shares”) or in connection with such CFS Pledgee’s exercise of any remedy available to it as a secured lender resulting in the ownership of any such CFS Pledged Shares by the CFS Pledgee, including acquisition of any such CFS Pledged Shares by way of a transfer in lieu of foreclosure or for purposes of perfection and (k) any Person to whom the CFS Pledgee Transfers CFS Pledged Shares that it took ownership or possession of in connection with the exercise of such CFS Pledgee’s rights of foreclosure or other remedy available to it as a secured lender resulting in the ownership of such CFS Pledged Shares by the CFS Pledgee, including acquisition of any CFS Pledged Shares by way of a transfer in lieu of foreclosure (any such CFS Pledged Shares, “Foreclosed CFS Shares”). For the avoidance of doubt, clauses (j) and (k) above are intended to allow the CFS Pledgee to take ownership of, and/or sell free of transfer restrictions, CFS Pledged Shares in connection with the default on any loan made to, or for the benefit of, the owner thereof.  Nothing to the contrary herein shall prevent the CFS Pledgee from exercising its right to foreclose upon, or exercise any remedy available to a secured lender resulting in the ownership of, such CFS Pledged Shares by the CFS Pledgee, and, thereafter, to sell free of transfer restrictions any Common Stock that has been so pledged, it being understood that any Person to whom the CFS Pledgee Transfers any Foreclosed CFS Shares shall be required to execute a Joinder if such Person is not already a party to this Agreement.

“Person” means any partnership, joint venture, limited partnership, limited liability partnership, limited liability limited partnership, corporation, limited liability company, professional corporation, professional association, trust, estate, custodian, trustee, executor, administrator, nominee, representative, unincorporated organization, sole proprietorship, employee benefit plan, tribunal, governmental entity, department, agency, quasi-governmental entity, any other business or governmental organization or any natural person (regardless of citizenship or residency).

“Plan Asset Regulations” has the meaning given that term in Section 2.06(a).

“Preemption Securities” has the meaning given that term in Section 4.04(a).

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“Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Corporation, as may be designated by the Board and as may be, at any time, issued and outstanding.

“Pro Rata Portion” means, with respect to any Stockholder relative to any specified group of Stockholders, at any time (a) the Aggregate Ownership of shares of Common Stock of such Stockholder at such time divided by (b) the Aggregate Ownership of shares of Common Stock of all members of such group at such time.

“Public Offering” means an underwritten public offering of Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Regulatory Authorities” shall, with respect to any Person, mean, collectively, the applicable governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to such Person, including but not limited to, as applicable, the Federal Trade Commission, the United States Department of Justice, the Federal Reserve, the FDIC, the Office of the Comptroller of the Currency, the Colorado Division of Banking, the New Mexico Regulations and Licensing Department, the Office of the State Bank Commissioner of Kansas, the Texas Department of Savings and Mortgage Lending and all state regulatory agencies having jurisdiction over such Person.

“Regulatory Consents” means any material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent, approval or non-objection of, any Regulatory Authority, and/or the expiration or termination of any statutory waiting periods.

“Remaining Hale Trust Stockholder Group Designees” has the meaning given that term in Section 2.02(a)(ix).

“Replacement Nominee” has the meaning given that term in Section 2.03.

“Representatives” has the meaning given that term in Section 5.01(b).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Sanders” means William D. Sanders, the Sanders Family Trust I and the Sanders Family Trust II (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“Sanders Designees” has the meaning given that term in Section 2.02(a)(i).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Common Stock, the Preferred Stock and any other equity securities of the Corporation, or any options, warrants or other rights to acquire the Common Stock, the Preferred Stock or other equity securities of the Corporation and any other securities convertible into or exercisable or exchangeable for (or entitling the holder thereof to subscribe for) any shares of capital stock or equity securities of the Corporation.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder” has the meaning given that term in Section 4.03(a).

“SGB” has the meaning given that term in the recitals.

“Significant Stockholders” means each of the Stockholders or groups of Stockholders, as applicable, listed on Exhibit B.

“Specified Stockholder Affiliate Board Member” means (a) the Aquiline Designee, (b) the Lightyear Designee, (c) each Sanders Designee (so long as such Sanders Designee is not a Chairman or co-Chairman of the Board or an executive officer of the Corporation), (d) the SWBP Designee, (e) the Mollie H. Carter Trust Designee (so long as he or she is not a Chairman or co-Chairman of the Board or an executive officer of the Corporation), and (f) each of the Remaining Hale Trust Stockholder Group Designees (so long as such Remaining Hale Trust Stockholder Group Designee is not a Chairman or co-Chairman of the Board or an executive officer or director of the Corporation).

“Specified Stockholder Persons” has the meaning given that term in Section 6.20(b).

“Specified Stockholders” means any Stockholder that is, or is a member of a group constituting, a Significant Stockholder, so long as neither such Significant Stockholder nor, if such Stockholder is a member of a group constituting a Significant Stockholder, any member of such group, nor any Person who is an affiliate of any of the foregoing is either (i) a Chairman or co-Chairman of the Board or an executive officer of the Corporation or (ii) a controlled Affiliate of a Chairman or co-Chairman of the Board or an executive officer of the Corporation.

“Stockholder” has the meaning given that term in the preamble. The term “Stockholder” or any reference to a particular Stockholder or group of Stockholders, shall each mean, as applicable, if such Person or Persons shall have Transferred any Securities to any of its or their Permitted Transferees, such Person or Persons and the applicable Permitted Transferees (provided that, in the case of any such Permitted Transferee that would not be combined with such Stockholder or group of Stockholders but for this sentence, such Permitted Transferee shall, for this purpose, be deemed to hold only the Securities it acquired from such Stockholder or Stockholders), taken together, and any right, obligation or action that may be exercised or taken at the election of such Person or Persons may be exercised or taken at the election of such Person or Persons and the applicable Permitted Transferees collectively (the provisions of this sentence are sometimes referred to as the “Holder Interpretation Provisions”). For the avoidance of doubt, in any calculation of the ownership of Securities by a Stockholder and its Permitted Transferees, Securities shall be counted only once (i.e., the same Security may not be deemed to be owned by more than one Stockholder or group of Stockholders and its or their Permitted Transferees). Any approval, decision or other action that may be made, taken, or given under this Agreement by a Stockholder and its Permitted Transferees (as a group) or by a group of Stockholders shall be deemed to be made, taken, or given, as applicable, by such Stockholder and its Permitted Transferees (as a group) or by a group of Stockholders (as applicable) upon the approval of Stockholders holding a majority of the Common Stock held by such Stockholder and its Permitted Transferees (as a group) or group of Stockholders, as applicable, and such approval shall be binding on all other Stockholders within such Stockholder’s and its Permitted Transferees’ group or group of Stockholders, as applicable.

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“Stockholder Acceptance Notice” has the meaning given that term in Section 4.03(b).

“Stockholder Additional Purchase Offer” has the meaning given that term in Section 4.03(b).

“Stockholder Indemnitors” has the meaning given that term in Section 2.05.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Subsidiary Securities” means any shares of capital stock or equity securities of any Subsidiary of the Corporation, any options, warrants or other rights to acquire any shares of capital stock or equity securities of any Subsidiary of the Corporation and any other securities convertible into or exercisable or exchangeable for (or entitling the holder thereof to subscribe for) any shares of capital stock or equity securities of any Subsidiary of the Corporation.

“Substantial Stockholder” means each of the Stockholders listed on Exhibit F.

“Sunflower” has the meaning given that term in the recitals.

“SWBP” means Southwest Banking Partners, L.P. (subject, for the avoidance of doubt, to the Holder Interpretation Provisions).

“SWBP Designee” has the meaning given that term in Section 2.02(a)(ii).

“Tag-Along Notice” has the meaning given that term in Section 4.01(a)(i).

“Tag-Along Notice Period” has the meaning given that term in Section 4.01(a).

“Tag-Along Offer” has the meaning given that term in Section 4.01(a).

“Tag-Along Response Notice” has the meaning given that term in Section 4.01(a).

“Tag-Along Right” has the meaning given that term in Section 4.01(a).

“Tag-Along Sale” has the meaning given that term in Section 4.01(a).

“Tag-Along Seller” has the meaning given that term in Section 4.01(a).

“Tagging Person” has the meaning given that term in Section 4.01(a)(ii).

“Third Party” means a prospective purchaser of Common Stock in an arm’s-length transaction from a Stockholder, other than a Permitted Transferee of such Stockholder.

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“Transfer” means, with respect to any Securities, (a) when used as a verb, to directly or indirectly sell (including in a short sale), assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Securities or any participation or interest therein, or agree or commit to do any of the foregoing (unless such agreement or commitment is expressly subject to the terms of this Agreement and is not entered into for the purpose of circumventing this Agreement) or enter into any hedging or other derivative transaction that has the effect of materially changing the economic benefits or risks of ownership of any Securities and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing (unless such agreement or commitment is expressly subject to the terms of this Agreement and is not entered into for the purpose of circumventing this Agreement) or the entry into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits or risks of ownership of any Securities. For purposes hereof, any direct or indirect transaction of the type referenced in the preceding sentence with respect to Securities that takes place with respect to the equity securities of a Stockholder will be considered a Transfer of the Securities held by such Stockholder if the value of the Securities held by such Stockholder constitutes more than fifty percent (50%) of the value involved in such transaction (disregarding cash, cash equivalents and marketable securities).

“Unclaimed Securities” has the meaning given that term in Section 4.03(c).

“USRPI” has the meaning given that term in Section 5.08(c).

“VCOC” has the meaning given that term in Section 2.06(a).

“VCOC End Date” has the meaning given that term in Section 2.06(a).

“VCOC Investor” has the meaning given that term in Section 2.06(a).

“VCOC Rights” has the meaning given that term in Section 2.06(a).

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01.         Board of Directors. The Board shall be divided into three (3) classes, designated Class I, Class II and Class III, and each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the Board. Each director shall serve for a term (with respect to any particular director, such Director’s “Term”) ending on the date of the third (3rd) annual meeting of stockholders next following the annual meeting at which such director was elected; provided, that directors initially designated as Class I directors shall serve for a term ending on the date of the 2018 annual meeting, directors initially designated as Class II directors shall serve for a Term ending on the 2019 annual meeting, and directors initially designated as Class III directors shall serve for a Term ending on the date of the 2020 annual meeting.

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Section 2.02.        Board of Directors of the Corporation. (a) The Board shall consist of ten (10) directors (each, a “Director” and, collectively, the “Directors”). The following Stockholders or groups of Stockholders (each, a “Designating Person”) shall be entitled to designate nominees for election as Directors as follows:

(i)             two (2) nominees shall be designated by Sanders, one of whom shall be a nominee for Class II Director and the other shall be a nominee for Class III Director (each, a “Sanders Designee” and, collectively, the “Sanders Designees”);

(ii)            one (1) nominee shall be designated by SWBP, who shall be a nominee for Class III Director (the “SWBP Designee”);

(iii)           one (1) nominee shall be designated by Lightyear III, who shall be a nominee for Class III Director (the “Lightyear Designee”);

(iv)           one (1) nominee shall be designated by Aquiline, who shall be a nominee for Class III Director (the “Aquiline Designee”);

(v)            one (1) nominee shall be designated by the Mollie Hale Carter Trust Stockholder Group, who shall be a nominee for Class I Director (the “Mollie H. Carter Trust Designee”);

(vi)           one (1) nominee shall be designated by the Dana Hale Nelson Trust Stockholder Group, who shall be a nominee for Class I Director;

(vii)          one (1) nominee shall be designated by the Karen Hale Young Trust Stockholder Group, who shall be a nominee for Class I Director;

(viii)         one (1) nominee shall be designated by the Max Alan Hale Trust Stockholder Group, who shall be a nominee for Class II Director; and

(ix)            one (1) nominee shall be designated by the Lisa K. Hale Trust Stockholder Group, who shall be a nominee for Class II Director (together with the nominees designated pursuant to the foregoing clauses (vi)-(viii), the “Remaining Hale Trust Stockholder Group Designees”).

At the end of the Term (not including, for the avoidance of doubt, the end of a Director’s service pursuant to Section 2.02(c)) of any Director designated by a Designating Person, such Designating Person shall be entitled to designate for nomination either the same or a different individual for the following Term.

(b)           One (1) Sanders Designee (as selected by Sanders, who shall initially be William D. Sanders) and the Mollie H. Carter Trust Designee (as selected by the Mollie Hale Carter Trust Stockholder Group, who shall initially be Mollie H. Carter) shall each serve as Co-Chairman of the Board. The Directors as of the date hereof and their respective classes are set forth on Exhibit D hereto. The composition of the committees of the Board as of the date hereof shall be as set forth on Exhibit E hereto.

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(c)            If, at any time but subject to the provisos at the end of this sentence, any Designating Person owns a number of shares that would represent less than forty percent (40%) of its Aggregate Ownership of Common Stock on the date of this Agreement (as of immediately after giving effect to the Mergers), then (i) such Designating Person’s right to designate a nominee or nominees for election as Director or Directors (as applicable) pursuant to Section 2.02(a), shall terminate, (ii) the Director(s) designated for nomination by such Designating Person shall resign from the Board and any committee thereof on which the Director(s) serves, and any board of directors of any Subsidiary of the Corporation and any committee thereof on which the Director(s) serves and (iii) the size of the Board shall be reduced accordingly, and, if the Board does not so reduce its size, the Stockholders shall take all such actions as are necessary and within their control to implement such reduction of the size of the Board; provided that, if any Designating Person’s ownership of Common Stock increases to an amount equal to or greater than forty percent (40%) of its Aggregate Ownership of Common Stock actually owned on the date of this Agreement (as of immediately after giving effect to the Mergers) within ninety (90) days after the first date on which such Designating Person owns less than forty percent (40%) of such Aggregate Ownership, the applicable Designating Person’s right to nominate one or two Directors, as applicable, pursuant to Section 2.02(a) shall be reinstated, subject to this Section 2.02(c); provided further that, if at any time any Designating Person that is part of the Hale Stockholder Trust Group ceases to own a number of shares that would represent at least forty percent (40%) of its Aggregate Ownership of Common Stock on the date of this Agreement (the “Departing Hale Trust Stockholder Group”) and the Stockholder that is part of the Hale Stockholder Trust Group and was not a Designating Person on the date of this Agreement (the “Other Hale Trust Stockholder Group”) continues as of such date to own a number of shares that represents at least forty percent (40%) of its Aggregate Ownership of Common Stock on the date of this Agreement, the Other Hale Trust Stockholder Group shall immediately become a Designating Person in place of the Departing Hale Trust Stockholder Group without application of subclauses (i)-(iii) of this Section 2.02(c) up to that time but otherwise subject to this Section 2.02(c).

(d)            The Corporation agrees to use best efforts (i) to cause each individual designated pursuant to Section 2.02(a) or Section 2.03 to be elected as a Director on the Board and (ii) to take all other necessary actions (including calling a special meeting of the Board and/or stockholders) to cause the composition of the Board to be as set forth in Section 2.02(a).

Section 2.03.        Vacancies. If, as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board, the Stockholder entitled under Section 2.02(a) to designate such Director nominee whose death, disability, retirement, resignation or removal resulted in such vacancy shall have the exclusive right to designate another individual to fill such vacancy and serve as a Director (such individual, the “Replacement Nominee”). Each Replacement Nominee elected to the Board shall hold office for a term that shall coincide with the Term to which such Replacement Nominee shall have been elected.

Section 2.04.        Meetings. The Corporation shall take all actions necessary to ensure that the Board shall hold regularly scheduled meetings at least four (4) times per calendar year, which meetings shall occur approximately every ninety (90) days. The Corporation shall pay all reasonable out-of-pocket expenses incurred by each Director in connection with attending regular and special meetings of the Board and any committee thereof on which such Director serves, and any such meetings of the board of directors of any Subsidiary of the Corporation and any committee thereof on which such Director serves. The Board shall have authority to fix the compensation and/or fees of Directors for service as a member of the Board; provided that, for the avoidance of doubt, only the non-employee Directors are permitted to receive compensation and/or fees for service as a member of the Board.

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Section 2.05.        Charter or Bylaw Provisions. The Charter and Bylaws and all similar governing documents with respect to the Subsidiaries of the Corporation shall provide for (a) the elimination of the liability of each Director to the maximum extent permitted by applicable law and (b) indemnification of, and advancement of expenses for, each Director for acts on behalf of the Corporation to the maximum extent permitted by applicable law. With respect to the Lightyear Designee and the Aquiline Designee, and in addition to the foregoing, the Corporation acknowledges that such Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Stockholder designating such Director (and/or such Stockholder’s Affiliates) (such Stockholder and its Affiliates, “Stockholder Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Lightyear Designee or the Aquiline Designee are primary and any obligation of any applicable Stockholder Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Lightyear Designee or the Aquiline Designee are secondary), and (ii) that it shall be required to advance the full amount of expenses incurred by each such Director, and shall be liable for the full amount of all expenses and liabilities to the extent legally permitted and as required by the terms of this Agreement and the Charter and Bylaws (and any other agreement regarding indemnification between the Corporation and any such Director), without regard to any rights such Director may have against any applicable Stockholder Indemnitor. The Corporation further agrees that no advancement or payment by any Stockholder Indemnitor on behalf of the Lightyear Designee or the Aquiline Designee, as applicable, with respect to any claim for which such Director has sought indemnification from the Corporation shall affect the foregoing and such Stockholder Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Lightyear Designee or the Aquiline Designee, as applicable, against the Corporation. The Corporation agrees that the Stockholder Indemnitors are express third-party beneficiaries of the terms of this Section 2.05.

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Section 2.06.      ERISA Matters.

(a)            Until such time (the “VCOC End Date”) as the later of (i) when a VCOC Investor ceases to hold at least one percent (1%) of the then outstanding Common Stock or (ii) a VCOC Investor has acquired sufficient additional “venture capital investments” (within the meaning of Section 2510.3-101(d)(3)(i) of the Plan Asset Regulations) such that the extinguishment of the rights set forth in this Section 2.06 will not adversely affect such VCOC Investor’s ability to qualify as a VCOC, then Lightyear III and Aquiline and, at Lightyear’s or Aquiline’s request, as the case may be, each of their respective Affiliates that directly or indirectly has an investment in the Corporation and is intended to qualify as a “venture capital operating company” (a “VCOC”) as defined in the regulations issued by the U.S. Department of Labor and codified at 29 C.F.R. Section 2510.3-101 (the “Plan Asset Regulations”) (each of Lightyear III, Aquiline and such Affiliate of either, a “VCOC Investor”), without prejudice to or limitation on any of the other rights afforded to such VCOC Investor under this Agreement or any other agreement, (A) shall be provided with financial statements of the Corporation and its Subsidiaries as soon as practicable and, in any event, within forty-five (45) days after the end of each of the first three fiscal quarters or ninety (90) days after the end of each fiscal year (to the extent such financial statements have been completed); (B) upon reasonable advance notice to the Corporation, as the case may be, shall be entitled to visit and inspect offices and properties of the Corporation or its Subsidiaries periodically, but not more frequently than once per calendar quarter for each VCOC Investor (at which visits any Person who has similar rights under this Agreement may be permitted to attend at the Corporation’s discretion); (C) upon reasonable advance notice, shall be entitled to consult with appropriate officers and directors of the Corporation or its Subsidiaries periodically, but not more frequently than once per calendar quarter for each VCOC Investor (at which meetings any Person who has similar rights under this Agreement may be permitted to attend at the Corporation’s discretion), with respect to matters relating to the business and affairs of the Corporation; and (D) in the event the Lightyear Designee or the Aquiline Designee no longer has the right to serve on the Board (or if the Lightyear Designee or Aquiline Designee has the right to serve on the Board but the Lightyear Designee or Aquiline Designee has not been appointed or is otherwise unable to attend a Board meeting), then either of Lightyear III or Aquiline, as the case may be, may appoint a non-voting observer to the Board (but not to the board of directors of any Subsidiary of the Corporation) (the rights in clauses (A) through (D) above, collectively, the “VCOC Rights”) and provide each VCOC Investor with such other rights of consultation reasonably necessary under applicable legal authorities promulgated after the date hereof to allow its investment in the Corporation to continue to qualify as a “venture capital investment” for purposes of the Plan Asset Regulations. In the event that, prior to the VCOC End Date, the Corporation ceases to qualify as an “operating company” (as defined in the first sentence of Section 2510.3-101(c)(1) of the Plan Asset Regulations) or the investment in the Corporation by a VCOC Investor does not qualify as a “venture capital investment” as defined in the Plan Asset Regulations, then the Corporation shall consider and discuss in good faith with Lightyear and Aquiline, as applicable, any reasonable suggestions timely made by Lightyear or Aquiline, as applicable, that would preserve the status of each VCOC Investor as a VCOC. In the event that a VCOC Investor is an Affiliate of Lightyear or Aquiline, the Corporation and Lightyear or Aquiline, as applicable, agree that such Affiliate shall be a third party beneficiary for purposes of this Section 2.06 and shall have the right, power and authority to enforce the provisions of this Section 2.06 as though such Affiliate was Party to this Agreement.

(b)            Each VCOC Investor agrees to hold in confidence any information provided to such party in accordance with Section 5.01 and to promptly inform the Corporation of the circumstances set forth in Section 2.06(a)(ii) above. Each VCOC Investor acknowledges that it may receive material non-public information about the Corporation and agrees that it is aware of and shall comply with the federal and state securities laws that restrict any person who has material, non-public information about a company from purchasing or selling securities of the company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(c)            The Corporation agrees that at all times it shall qualify as an “operating company” within the meaning of the first sentence of Section 2510.3-101(c)(1) of the Plan Asset Regulations.

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Section 2.07.        Board of Directors of the Bank. The Corporation shall take such actions as are necessary or appropriate to cause the board of directors of the Bank (the “Bank Board”) to consist of a single class of ten (10) directors. The members of the Bank Board as of the date hereof are set forth on Exhibit D hereto. The Bank Board shall maintain an Audit Committee, Loan Committee, Compensation & Succession Committee, Trust Committee and such other committees as it may determine. The composition of such committees and of the full Bank Board shall at all times comply with applicable regulatory guidelines. The composition of such committees as of the date hereof shall be as set forth on Exhibit E. Thereafter, the composition of such committees shall be determined by the full Bank Board.

Section 2.08.        Regulatory Compliance Upon Listing Event. Notwithstanding anything in this Agreement to the contrary, in conjunction with any Listing Event and effective immediately prior to the consummation thereof, the Designating Persons shall cause the Board to be comprised of Directors meeting any independence or other qualification requirements or standards imposed by the SEC or any applicable self-regulatory organization, stock exchange, or other governmental entity. To the extent compliance therewith requires the replacement of any Directors designated by Designating Persons, such replacements shall be apportioned such that the Directors designated by Designating Persons that are Hale Stockholder Trust Groups, on the one hand, and the Directors designated by Designating Persons that are Exempt Stockholders, on the other hand, have equal (or as close to equal as possible) numbers of Directors meeting applicable independence or other qualification requirements following such Listing Event; provided that in the event that the effect of any reconstitution required by this Section 2.08 shall be borne unequally by the Hale Stockholder Trust Groups (and Directors designated thereby) and the Exempt Stockholders (and Directors designated thereby), the Hale Stockholder Trust Groups shall be required to have one more Director designated by them meeting such independence or other qualification requirements or standards than the Exempt Stockholders following such Listing Event. For example, if in order to meet applicable director independence requirements in conjunction with a Listing Event, the Board must be comprised of at least six (6) Directors (of a total of ten (10) Directors) meeting certain independence requirements, and at the time of preparation for such Listing Event, four (4) Directors designated by the Exempt Stockholders do not meet such independence requirements and three (3) Directors designated by the Hale Stockholder Trust Groups do not meet such independence requirements, two (2) of the Directors designated by the Exempt Stockholders not meeting such independence requirements shall resign and be replaced by two (2) Directors meeting such independence requirements, and one (1) of the Directors designated by the Hale Stockholder Trust Groups shall resign and be replaced by a Director meeting such independence requirements. The provisions of this Section 2.08 shall also apply to any reconstitution of committees of the Board in conjunction with a Listing Event, mutatis mutandis. Following any reconstitution of the Board required by this Section 2.08 and effective immediately after the consummation of the initial Public Offering, the rights of all Designating Persons under Section 2.02 (and its related provisions, including Section 2.03), other than the rights of Lightyear III and Aquiline, shall forthwith terminate.

Section 2.09.        Actions Requiring Board Approval. The Corporation shall not authorize, take or agree to take any action requiring an approval under Sections 3.03(i) or 3.03(j) of the Bylaws unless the applicable approval has been obtained.

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ARTICLE 3
RESTRICTIONS ON TRANSFER

Section 3.01.        General Restrictions on Transfer.

(a)            Each Stockholder understands and agrees that the shares of Common Stock held by such Stockholder as of the date hereof have not been registered under the Securities Act and are restricted securities under the Securities Act. Each Stockholder agrees that it shall not Transfer any Securities (or solicit any offers in respect of any Transfer of any Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws, any applicable regulatory policy statements, any applicable agreement with a regulator that is entered into pursuant to any such policy statement and the terms and conditions of this Agreement.

(b)           Any attempt to Transfer any Securities not in compliance with this Agreement shall be null and void, and the Corporation shall not, and shall cause any transfer agent not to, give any effect in the Corporation’s stock records to such attempted Transfer.

(c)           Notwithstanding anything to the contrary herein, it is acknowledged that 120,325.54168 shares of Common Stock owned by CFS as of the date hereof are pledged to the Corporation (as successor to Strategic Growth Partners, LLC) pursuant to the CFS Pledge Agreement.

Section 3.02.         Legends.

(a)            In addition to any other legend that may be required, each certificate for Securities issued to any Stockholder shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM.

THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 19, 2017, AS MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE CORPORATION OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. NO PERSON SHALL BE REGARDED BY THE CORPORATION AS A STOCKHOLDER (REGARDLESS OF THE MEANS BY WHICH SUCH PERSON ACQUIRED THIS SECURITY) UNLESS AND UNTIL SUCH PERSON BECOMES A PARTY TO THE STOCKHOLDERS’ AGREEMENT.

(b)           If any Securities shall be sold pursuant to an effective registration statement filed with the SEC or sold pursuant to Rule 144, the Corporation, upon the written request of the holder thereof, shall promptly issue to such holder of such Securities a new certificate evidencing such Securities without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Securities cease to be subject to the restrictions on Transfer set forth in this Agreement, the Corporation, upon the written request of the holder thereof, shall promptly issue to such holder a new certificate evidencing such Securities without the second sentence of the legend required by Section 3.02(a) endorsed thereon.

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Section 3.03.        Permitted Transferees. Notwithstanding anything in this Agreement to the contrary (but in any event subject to Section 3.05), any Stockholder may at any time Transfer any or all of its Securities to one or more of its Permitted Transferees without the consent of the Corporation or any other Stockholder and without compliance with Section 3.04, Section 4.01, and Section 4.03 so long as (a) the Permitted Transferee (other than as described in clause (h) of the definition thereof) shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder, and (b) the Transfer is in compliance with the Securities Act and any other applicable securities or “blue sky” laws. If a Permitted Transferee is an Affiliate of, or a trust for the exclusive benefit of certain persons related to, a Stockholder but following the Transfer of Securities by such Stockholder such Permitted Transferee is to cease to be an Affiliate of, or such trust is to cease to be for the exclusive benefit of such persons related to, such Stockholder, as the case may be, such Permitted Transferee shall immediately prior to ceasing to be an Affiliate of such Stockholder, or such trust shall immediately prior to ceasing to be for the exclusive benefit of such persons, as the case may be, Transfer such Securities back to such Stockholder.

Section 3.04.        Additional Restrictions on Transfers. In addition to the general restrictions on Transfer in Section 3.01 and subject to Section 3.05, no Stockholder shall Transfer any of its Securities, except in a Transfer to a Permitted Transferee permitted by Section 3.03 or as follows:

(a)            at any time (i) in a Transfer in compliance with Section 4.01 or Section 4.03, or (ii) in a Public Offering pursuant to the exercise by such Stockholder of its rights under any applicable registration rights agreement, provided that, in the case of clause (i), such transferee (if not already a Party) shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder;

(b)           at any time following the initial Public Offering (subject to Section 4.01, but only if Section 4.01(g) is applicable thereto).

Section 3.05.        Number of Stockholders. At any time prior to the initial Public Offering or prior to the Corporation otherwise becoming subject to the periodic reporting obligations of the Exchange Act, the Corporation may refuse to register any transfer of shares of Common Stock if, as a result of such transfer, any class or series of Common Stock would be held of record by more than 1,950 holders or more than 450 “accredited investors” (as such term is defined in Rule 501(a) promulgated under the Securities Act). If the Corporation becomes aware that any class or series of Common Stock becomes held of record by more than 1,900 holders or more than 400 “accredited investors” (as such term is defined in Rule 501(a) promulgated under the Securities Act), the Corporation will notify all Stockholders of such fact.

Section 3.06.        Joinder. Prior to the initial Public Offering, unless otherwise approved by a majority of the entire Board, no Person shall be regarded by the Corporation as a Stockholder unless or until such Person becomes a Party to this Agreement by executing and delivering to the Corporation a Joinder. Once a Party to this Agreement, all Securities Beneficially Owned by such Person shall be subject to this Agreement, including any such Securities acquired by such Person after the date that such Person became a Party to this Agreement.

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ARTICLE 4
TAG-ALONG RIGHTS; RIGHT OF FIRST REFUSAL; PREEMPTIVE RIGHTS

Section 4.01.        Tag-Along Rights.

(a)           Subject to Section 4.01(e) and Section 4.02, if any Significant Stockholder (the “Tag-Along Seller”) proposes to Transfer, in a transaction (or series of related transactions) otherwise permitted by Article 3, any shares of Common Stock (a “Tag-Along Sale”) to any Person other than a Permitted Transferee:

(i)          the Tag-Along Seller shall provide the Corporation and each other Stockholder notice of the terms and conditions of such proposed Transfer (the “Tag-Along Notice”) and offer each other Stockholder the opportunity to participate in such Transfer in accordance with this Section 4.01; and

(ii)        each Stockholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 4.01 (each such electing Stockholder, a “Tagging Person”),

provided that, with respect to any such Transfer also governed by Section 4.03, the Stockholders having a right of first refusal under Section 4.03 shall have first been afforded the opportunity to acquire any shares of Common Stock to be sold in such Tag-Along Sale in accordance with the provisions of Section 4.03; provided further, that this Section 4.01 shall not apply to any Transfer in accordance with Section 4.03 by a Stockholder to another Stockholder pursuant to the transferee Stockholder’s exercise of rights under Section 4.03.

The Tag-Along Notice shall identify the number of shares of Common Stock proposed to be sold by the Tag-Along Seller, the maximum number of shares of Common Stock the proposed transferee is willing to purchase (the “Maximum Number”), the minimum number of shares of Common Stock the proposed transferee is willing to purchase (the “Minimum Number”), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer (as defined below), including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase shares of Common Stock from the Stockholders in accordance with this Section 4.01 (the “Tag-Along Offer”).

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From the date of its receipt of the Tag-Along Notice, each Stockholder (other than the Tag-Along Seller) shall have the right (a “Tag-Along Right”), exercisable by notice (the “Tag-Along Response Notice”) given to the Tag-Along Seller within ten (10) Business Days after its receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer all or a portion of the Common Stock held by such Tagging Person; provided that (a) if the number of shares of Common Stock proposed to be Transferred by the Tag-Along Seller and the Tagging Persons exceeds the Maximum Number, then the Tag-Along Seller and each Tagging Person will have the right to Transfer a number of shares of Common Stock determined as follows: (i) first, each Stockholder proposing to participate in such Tag-Along Sale will be allocated for sale a number of shares of Common Stock equal to the lesser of the number of shares of Common Stock such Stockholder has proposed to sell and the product of the Maximum Number times the Pro Rata Portion applicable to such Stockholder relative to all Stockholders who are validly proposing to Transfer shares of Common Stock in such Tag-Along Sale (the “First Sale Allocation”), (ii) second, if following the First Sale Allocation the Maximum Number of shares of Common Stock has not been allocated and any of the Tag-Along Seller or Tagging Persons have proposed to sell more shares of Common Stock than have been allocated to them in the First Sale Allocation, the remaining shares of Common Stock will be allocated amongst such remaining Stockholders on the same basis as the First Sale Allocation mutatis mutandis and (iii) the process described in the immediately preceding clause (ii) will be repeated until the Maximum Number of shares of Common Stock has been allocated, and (b) if the number of shares of Common Stock proposed to be Transferred by the Tag-Along Seller and the Tagging Persons is less than the Minimum Number, then no Transfer will occur pursuant to the relevant Tag-Along Offer. Each Tag-Along Response Notice shall include wire transfer or other instructions for payment or delivery of the purchase price for the Common Stock to be sold in such Tag-Along Sale. Each Tagging Person shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificates representing the shares of Common Stock of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney in customary form authorizing the Tag-Along Seller to Transfer such shares of Common Stock on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons, subject to the provisions of this Section 4.01 and Section 4.02. The Tag-Along Seller shall hold such certificates representing the shares of Common Stock of such Tagging Person(s) to be included in the Tag-Along Sale in escrow, pending the consummation of such Tag-Along Sale or return of such certificates to the Tagging Persons in accordance with the next succeeding paragraph.

If, at the end of a 90-day period after such delivery of such Tag-Along Notice (which 90-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to Regulatory Consents until the earlier of (a) the expiration of five (5) Business Days after all such Regulatory Consents have been received or satisfied and (b) the permanent denial of any such Regulatory Consent, but in no event later than one hundred and fifty (150) days following delivery of the Tag-Along Notice by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all shares of Common Stock to be sold by the Tag-Along Seller and all Tagging Persons at the same price and on substantially the same other terms and conditions set forth in the Tag-Along Notice, (i) the Tag-Along Seller shall return to each Tagging Person the limited power-of-attorney and all certificates representing the shares of Common Stock that such Tagging Person delivered for Transfer pursuant to this Section 4.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such shares of Common Stock shall continue in effect.

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(b)           The Tag-Along Seller shall Transfer, on behalf of itself and each Tagging Person, the Common Stock subject to the Tag-Along Offer and elected to be Transferred at the same price and on substantially the terms and conditions set forth in the Tag-Along Notice within ninety (90) days (or such longer period as extended under Section 4.01(a)) of delivery of the Tag-Along Notice. Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) direct the proposed transferee in such Tag-Along Sale to deliver the applicable portion of the purchase price directly to each Tagging Person for the shares of Common Stock of such Tagging Person Transferred pursuant to the Tag-Along Sale in accordance with the wire transfer or other instructions for payment or delivery set forth in the applicable Tag-Along Response Notices and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Persons. The transferee in such Tag-Along Sale must become a party to this Agreement if it is not already a party by executing a Joinder.

(c)            If at the termination of the Tag-Along Notice Period any Stockholder shall not have elected to participate in the Tag-Along Sale, such Stockholder shall be deemed to have waived its rights under Section 4.01(a) with respect to the Transfer of its shares of Common Stock pursuant to such Tag-Along Sale.

(d)           Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing shares of Common Stock, limited powers-of-attorney and other documents received by the Tag-Along Seller) or any other Person if the Transfer of shares of Common Stock pursuant to this Section 4.01 is not consummated for whatever reason. Whether to effect a Transfer of shares of Common Stock pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller; provided, however, that for the avoidance of doubt, the Tag-Along Seller may not sell any of its shares of Common Stock in a Tag-Along Sale unless the proposed transferee buys the applicable shares of Common Stock of the Tagging Persons in accordance with this Section 4.01.

(e)            If the Tag-Along Seller (or group in which such Tag-Along Seller is a participant) is proposing to sell a number of shares of Common Stock owned by it that constitutes more than five percent (5%) of the outstanding shares of Common Stock, the Tag-Along Seller may provide the proposed transferee in a Tag-Along Sale reasonable access to the books, records and properties of the Corporation and its Subsidiaries, subject to such transferee executing customary confidentiality agreements in favor of, and in form and substance reasonably satisfactory to, the Corporation; provided that, if the proposed transferee is a Competitor, the proposed transferee may not receive or otherwise have access to any Confidential Information regarding the business prospects (including without limitation projections) or strategies of the Corporation or any of its Subsidiaries without the prior approval of the Board.

(f)            The provisions of this Section 4.01 shall not apply to any proposed Transfer of any shares of Common Stock by the Tag-Along Seller (i) in a Public Offering pursuant to the exercise of rights under an applicable registration rights agreement, (ii) to a Permitted Transferee pursuant to Section 3.03, (iii) pursuant to a sale under Rule 144 following a Public Offering (subject to Section 4.01(g) below), or (iv) of less than three percent (3%) of the outstanding shares of Common Stock over any twelve (12) month period.

(g)             Following an initial Public Offering, the provisions of this Section 4.01 shall apply only to the extent that a Tag-Along Sale constitutes (or is occurring as a part of) a Change of Control; provided that for purposes of this Section 4.01(g), references to “fifty percent (50%)” in the definition of Change of Control shall be replaced with “thirty percent (30%)”.

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Section 4.02.       Additional Conditions to Tag-Along Sales. Notwithstanding anything contained in Section 4.01, the rights and obligations of the Stockholders to participate in a Tag-Along Sale under Section 4.01 are subject to the following conditions:

(a)            upon the consummation of such Tag-Along Sale, all of the Stockholders participating therein will receive the same amount of consideration per share;

(b)            no Stockholder other than the proposed Tag-Along Seller shall be obligated to pay any fees or expenses (other than their own) incurred in connection with any consummated or unconsummated Tag-Along Sale, provided that each Tagging Person shall be obligated to pay its pro rata share (based on the number of shares of Common Stock Transferred) of the reasonable and customary expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all Stockholders and are not otherwise paid by the Corporation or the proposed transferee;

(c)            each Tagging Person shall (i) make such customary representations, warranties and covenants as the Tag-Along Seller may reasonably request with respect to record and beneficial ownership of such securities and the authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement and similar matters, in which case (A) liability shall be several and not joint, (B) each Tagging Person shall be liable only with respect to the matters related to such Stockholder, and (C) such representations, warranties and covenants shall be substantially identical to those of the Tag-Along Seller and (ii) be required to bear its pro rata share (based on the proceeds from such Transfer) of any escrows, holdbacks or adjustments in purchase price; provided that no Tagging Person shall be obligated in connection with such a Transfer to agree to indemnify or hold harmless the transferee with respect to an amount in excess of the proceeds paid to such Tagging Person in connection with such Transfer; and

(d)            it is understood and agreed that a Tag-Along Seller may enter into an agreement to effect a Tag-Along Sale in advance of the actual transfer of shares of Common Stock but subject to compliance with Section 4.01 and the entry into such agreement will not be considered a Transfer for purposes of this Agreement.

Section 4.03.        Right of First Refusal.

(a)            If at any time prior to the initial Public Offering a Stockholder (the “Selling Stockholder”) desires to sell all or any Securities to a Third Party in one or a series of related Transfers otherwise permitted by Article 3 and the Selling Stockholder receives from or otherwise negotiates with a Third Party a bona fide offer (an “Offer”) for the Transfer of such Securities, the Selling Stockholder shall provide the Corporation with written notice of such Offer (the “Offer Notice”), identifying the Third Party making the Offer, the number and character of the Securities proposed to be Transferred (the “Offered Securities”), the price at which the proposed Transfer is to be made (the “Offer Price”) and the other material terms and conditions of the proposed Transfer; provided that this Section 4.03 shall not apply to one or a series of Transfers of Securities by a Selling Stockholder (x) that are approved by the Corporation and (y) in which the aggregate value of the Securities to be Transferred, together with all other Securities Transferred by such Selling Stockholder in the one year period preceding the Transfer that were undertaken pursuant to this proviso, do not exceed $250,000. The Corporation shall provide a copy of the Offer Notice to each Stockholder within three (3) Business Days of receiving the Offer Notice from the Selling Stockholder. Nothing in this Section 4.03 shall be deemed to waive, diminish or otherwise limit the restrictions imposed under Article 3.

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(b)           Upon receipt of the Offer Notice, each Stockholder shall have the option to purchase at the Offer Price and on the other terms specified in the Offer Notice such Stockholder’s Pro Rata Portion of the Offered Securities and, in addition, submit a binding written offer to purchase at the Offer Price and on the other terms specified in the Offer Notice additional Offered Securities in excess of such Stockholders’ Pro Rata Portion, but only if, in either case, (i) such purchase would not cause the beneficial ownership of any Stockholder, together with its Affiliates, to exceed such Stockholder’s Ownership Limit and (ii) the requirements of clause (d) below are satisfied. Each Stockholder exercising its rights pursuant to this Section 4.03(b) shall, within thirty (30) days from receipt of the Offer Notice by the Corporation (the “Offer Period”), (A) indicate to the Selling Stockholder whether it has accepted the Offer to purchase its respective Pro Rata Portion of the Offered Securities by sending irrevocable written notice of such acceptance (a “Stockholder Acceptance Notice”) to the Selling Stockholder, which shall promptly provide written notice to the Corporation of the number of Offered Securities specified in such Stockholder Acceptance Notice, and (B) indicate to the Selling Stockholder the number of Securities, if any, that such Stockholder offers to purchase in excess of the number of Securities specified in its Stockholder Acceptance Notice (but only to the extent it would not cause such Stockholder to exceed its Ownership Limit) by sending irrevocable written notice of such offer (“Stockholder Additional Purchase Offer”) to the Selling Stockholder, which shall promptly provide written notice to the Corporation of the number of Offered Securities specified in such Stockholder Additional Purchase Offer. The failure of any Stockholder to deliver a Stockholder Acceptance Notice or a Stockholder Additional Purchase Offer within the Offer Period shall be deemed to be a waiver of such Stockholder’s rights under this Section 4.03 with respect to such sale. If the number of Offered Securities proposed to be purchased by the Stockholders delivering proper notices exceeds the number of Offered Securities, the Offered Securities shall be allocated among such Stockholders in accordance with the last sentence of Section 4.04(a) mutatis mutandis.

(c)            If at the end of the Offer Period, the number of Securities specified in all Stockholder Acceptance Notices and all Stockholder Additional Purchase Offers (the “Claimed Securities”) is less than the total number of Offered Securities (such difference in the number of Claimed Securities and the total number of Offered Securities, the “Unclaimed Securities”), then the Corporation, in its reasonable discretion, may designate other Persons (not affiliated with any Stockholder) to purchase the Unclaimed Securities or may purchase the Offered Securities itself; provided that any such purchases would not cause the beneficial ownership of any Stockholder, together with its Affiliates, to exceed such Stockholder’s Ownership Limit; provided further that, to the extent necessary to avoid any such purchase by the Corporation resulting in such an exceedance, the Corporation may reduce the number of Offered Securities set forth in one or more Stockholder Additional Purchase Offers.

(d)           Notwithstanding the foregoing, no Stockholder or other Person may purchase any Offered Securities pursuant to subsections (b) and (c) above unless all (but not less than all) of the Offered Securities are purchased in purchases pursuant to subsections (b) and (c) above.

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(e)           The consummation of any purchase and sale to the Corporation, any Stockholder or any other Person pursuant to this Section 4.03 shall take place on such date, not later than thirty (30) days after the expiration of the Offer Period pursuant to this Section 4.03 with respect to such offer, as the parties shall mutually select. Prior to the date selected, the Corporation, each Stockholder, and any other Person, as applicable, shall execute an agreement in form and substance mutually agreed upon by the parties and on the terms specified in the Offer Notice. Upon the consummation of any such purchase and sale, the Selling Stockholder shall transfer to the Corporation, Stockholder, and/or other Person, as applicable, the Offered Securities with instruments of transfer duly executed by the Selling Stockholder free and clear of any liens (other than liens arising under applicable securities laws and liens arising under this Agreement or under an applicable registration rights agreement), against delivery of the Offer Price, payable in cash.

(f)            If the Offer Notice has been duly given pursuant to this Section 4.03 and not all of the Offered Securities are being purchased in purchases pursuant to subsections (b) and (c) above, then the Selling Stockholder shall have the right, for a period of ninety (90) days (which 90-day period shall be extended if any of the transactions contemplated by the Offer are subject to Regulatory Consents until the earlier of (a) the expiration of five (5) Business Days after all such Regulatory Consents have been received or satisfied and (b) the permanent denial of any such Regulatory Consent, but in no event later than one hundred and fifty (150) days following delivery of the Offer Notice by the Selling Stockholder) from the expiration of the Offer Period with respect to such Offer Notice, to sell to the Third Party all (but not less than all) of the Offered Securities. The Selling Stockholder may not sell to the Third Party less than all of the Offered Securities offered to the Stockholders and the Corporation pursuant to its rights under this Section 4.03 without again complying with the procedures set forth in this Section 4.03.

(g)           Any Third Party that purchases shares of Common Stock following compliance with this Section 4.03 must become a party to this Agreement if it is not already a party by executing and delivering a Joinder.

(h)           In connection with any sale that is subject to this Section 4.03, if the Selling Stockholder (or group of Selling Stockholders) proposes to sell a number of shares of Common Stock that constitutes more than five percent (5%) of the outstanding shares of Common Stock, the Selling Stockholder may provide the Third Party reasonable access to the books, records and properties of the Corporation and its Subsidiaries subject to such Third Party executing customary confidentiality agreements in favor of, and in form and substance reasonably satisfactory to, the Corporation; provided that, if the Third Party is a Competitor, the Third Party may not receive or otherwise have access to any Confidential Information regarding the business prospects (including without limitation projections) or strategies of the Corporation or any of its Subsidiaries without the prior approval of the Board.

(i)            It is understood and agreed that a Selling Stockholder may enter into an agreement to effect a sale in advance of the actual Transfer of Common Stock but subject to compliance with this Section 4.03, and the entry into such agreement will not be considered a Transfer for purposes of this Agreement.

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(j)            Notwithstanding the foregoing, if Supermajority Board Approval is obtained, then the Selling Stockholder may consummate the proposed Transfer of such Securities prior to complying with the provisions of this Section 4.03, but subject to the transferee complying with such provisions promptly thereafter by offering each of the other Stockholders the opportunity to purchase its applicable portion of the Securities Transferred to such transferee, with such offer being made substantially on the terms of this Section 4.03 except that the offer occurs after the Transfer rather than before and the offered terms are those on which the transferee acquired the applicable Securities. Notwithstanding Section 4.01, any sale by any transferee under this Section 4.03(j), (i) will not require compliance with Section 4.01 in advance of such sale (it being understood that nothing in this Section 4.03(j) will relieve the original transferor from complying with Section 4.01 if applicable to such Transfer but rather will permit such transferor to instead comply after such sale in a manner reasonably designed to achieve the intent of Section 4.01) and (ii) will be disregarded for purposes of Section 4.01(f)(iv).

(k)           For the avoidance of doubt, this Section 4.03 shall not apply to (i) any Transfer after the initial Public Offering or (ii) the Transfer of Securities in the initial Public Offering pursuant to the exercise of rights under an applicable registration rights agreement.

Section 4.04.      Preemptive Rights.

(a)            Prior to the initial Public Offering, each Significant Stockholder and each Substantial Stockholder (each, an “Eligible Stockholder”) shall have the right, subject to this Section 4.04(a) and Section 4.04(f), to purchase, on the terms and conditions set forth herein, such Eligible Stockholder’s Pro Rata Portion (relative to all Stockholders as determined immediately prior to the issuance) of (i) any Securities, or (ii) any Subsidiary Securities, in each case that the Corporation or any Subsidiary of the Corporation may propose to issue (each of (i) and (ii), the “Preemption Securities”). In addition, the parties acknowledge that certain of the Eligible Stockholders may desire to purchase more than their Pro Rata Portion of the Preemption Securities specified in the Issuance Notice and, accordingly, each such Eligible Stockholder shall be provided with the opportunity to purchase Preemption Securities in excess of such Eligible Stockholder’s Pro Rata Portion of the Preemption Securities as set forth below, provided that in no event shall any such Eligible Stockholder be permitted to purchase an amount of Securities that would cause such Eligible Stockholder (together with its Affiliates) to exceed its Ownership Limit. If there is an insufficient amount of Preemption Securities to satisfy the aggregate amount of Preemption Securities desired to be purchased by all such Eligible Stockholders in excess of their respective Pro Rata Portion of the Preemption Securities, then Each Eligible Stockholder desiring to purchase Preemption Securities will have the right to purchase Preemption Securities as follows: (i) first, each Eligible Stockholder desiring to purchase Preemption Securities will be allocated for purchase a number of Preemption Securities equal to the lesser of the number of Preemption Securities such Stockholder has requested to purchase and such Stockholder’s Pro Rata Portion relative to all such Eligible Stockholders desiring to purchase Preemption Securities (the “First Preemptive Allocation”), (ii) second, if following the First Preemptive Allocation the full amount of Preemption Securities proposed to be issued has not been allocated and any of the Eligible Stockholders have requested to purchase more than their relative Pro Rata Portion of the Preemption Securities, the remaining available Preemption Securities will be allocated amongst such Eligible Stockholders on the same basis as the First Preemptive Allocation mutatis mutandis (including, for the avoidance of doubt, the Pro Rata Portion being calculated relative to the Eligible Stockholders participating in this round), and (iii) third, the process described in the immediately preceding clause (ii) will be repeated until all of the Preemption Securities have been allocated; provided that no Eligible Stockholder will be entitled to purchase Preemption Securities to the extent it would cause such Eligible Stockholder to exceed its Ownership Limit.

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(b)           The Corporation shall give each Eligible Stockholder notice (an “Issuance Notice”) of any proposed issuance or sale by the Corporation or any Subsidiary of the Corporation, as applicable, of any Preemption Securities at least thirty (30) days prior to the proposed issuance or sale date. The Issuance Notice shall specify the price at which such Preemption Securities are to be issued or sold and the other material terms of the issuance. Subject to Section 4.04(a) and 4.04(f), each Eligible Stockholder shall be entitled to purchase up to such Eligible Stockholder’s Pro Rata Portion (relative to all Stockholders as determined immediately prior to the issuance) of the Preemption Securities proposed to be issued or sold, at the price and on the terms specified in the Issuance Notice.

(c)           Each Eligible Stockholder who desires to purchase any or all of or more than its Pro Rata Portion of the Preemption Securities specified in the Issuance Notice shall deliver written notice to the Corporation (each, an “Exercise Notice”) of its election to purchase such Preemption Securities within ten (10) Business Days of receipt of the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Preemption Securities to be purchased by such Eligible Stockholder and shall constitute exercise by such Eligible Stockholder of its rights under this Section 4.04 and a binding agreement of such Eligible Stockholder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of shares (or amount) of Preemption Securities specified in the Exercise Notice (or such lesser amount as is allocated to such Eligible Stockholder pursuant to this Section 4.04). If, at the termination of such ten (10) Business Day period, any Eligible Stockholder shall not have delivered an Exercise Notice to the Corporation, such Eligible Stockholder shall be deemed to have waived all of its rights under this Section 4.04 with respect to the purchase of such Preemption Securities. Promptly following the termination of such ten (10) Business Day period, the Corporation shall deliver to each Eligible Stockholder a copy of all Exercise Notices it received.

(d)          The Corporation shall have ninety (90) days from the date of the Issuance Notice to consummate the proposed issuance or sale of any or all of such Preemption Securities that the Eligible Stockholders have not elected to purchase at the price and upon terms and conditions specified in the Issuance Notice, provided that, if such issuance is subject to Regulatory Consents, such ninety (90) day period shall be extended until the expiration of five (5) Business Days after all such Regulatory Consents have been received or satisfied (or the permanent denial of any such Regulatory Consent), but in no event later than one hundred and eighty (180) days from the date of the Issuance Notice. If the Corporation proposes to issue or sell any such Preemption Securities after such ninety (90) day (or extended period, as the case may be) period, it shall again comply with the procedures set forth in this Section 4.04.

(e)           At the consummation of the issuance or sale of such Preemption Securities, the Corporation shall issue certificates or instruments representing the Preemption Securities to be purchased by each Eligible Stockholder exercising preemptive rights pursuant to this Section 4.04 registered in the name of such Eligible Stockholder, promptly following payment by such Eligible Stockholder of the purchase price for such Preemption Securities in accordance with the terms and conditions as specified in the Issuance Notice.

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(f)            Notwithstanding the foregoing, no Eligible Stockholder shall be entitled to purchase Preemption Securities as contemplated by this Section 4.04 in connection with issuances or sales of Preemption Securities (i) to employees, officers, directors or consultants of the Corporation or any of its Subsidiaries (A) pursuant to employee benefit plans or compensatory arrangements approved by the Board and (to the extent required) the Stockholders as set forth herein and/or (B) in the case of directors, as “qualifying equity interests” as contemplated by 12 C.F.R. 7.2005 (or any equivalent state law or regulation) and other issuances; provided that such issuances under this sub-clause (B) do not exceed $100,000 in the aggregate for any given director, (ii) to debt financing sources (in their capacity as such) in connection with any bona fide, arm’s-length restructuring of outstanding debt of the Corporation or any of its Subsidiaries approved by the Board or the board of directors of such Subsidiary, (iii) in connection with the exercise or conversion of outstanding Securities or Subsidiary Securities or any interest payment, dividend or distribution in respect of outstanding Securities or Subsidiary Securities, (iv) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction, (v) in the case of debt securities issued by the Corporation or any of its Subsidiaries (that is not a Security or Subsidiary Security) pursuant to a bona fide underwritten public offering, (vi) pursuant to a written requirement to raise additional capital issued by the Federal Reserve or any other Regulatory Authority or (vii) any sale by a CFS Pledgee of any CFS Pledged Shares. No Eligible Stockholder shall be entitled to purchase Preemption Securities to the extent that such purchase would cause such Eligible Stockholder to be in breach of its obligation under Section 5.05 and/or Section 6.19. Neither the Corporation nor any of its Subsidiaries shall be obligated to consummate any proposed issuance or sale of Preemption Securities, nor be liable to any Eligible Stockholder, if it has not consummated any proposed issuance or sale of Preemption Securities pursuant to this Section 4.04 for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

(g)            Notwithstanding the foregoing, if at least two-thirds (2/3) of the entire Board determines that the Corporation or a Subsidiary of the Corporation must issue Securities or Subsidiary Securities on an expedited basis, then the Corporation may consummate the proposed issuance or sale of such securities and then comply with the provisions of this Section 4.04; provided that the purchaser of such securities has consented in writing to the issuance of Preemption Securities in accordance with the provisions of this Section 4.04.

(h)            The provisions of this Section 4.04 shall terminate immediately prior to the consummation of the initial Public Offering.

(i)             Any Eligible Stockholder shall be entitled to assign all or a portion of its rights under this Section 4.04 to an Affiliate subject to the terms and conditions that would be applicable to such Affiliate if such assignment were a transfer to it under Section 3.03.

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ARTICLE 5
CERTAIN COVENANTS AND AGREEMENTS

Section 5.01.        Confidentiality.

(a)           Each Stockholder agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with such Stockholder’s investment in the Corporation. Each Stockholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Corporation and not for any other purpose (including to disadvantage competitively the Corporation, any of its Affiliates or any other Stockholder). Each Stockholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(i)             to such Stockholder’s Representatives (as defined below) in the normal course of the performance of their duties or to any financial institution providing credit to such Stockholder or to any investor or potential investor of such Stockholder or its Affiliates; provided that such Stockholder shall be responsible for any use or disclosure of such Confidential Information by such Persons that would constitute a breach of this Section 5.01(a);

(ii)            to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Stockholder is subject, provided that such Stockholder agrees to give the Corporation prompt notice of such request(s), to the extent practicable, so that the Corporation may seek an appropriate protective order or similar relief (and the Stockholder shall cooperate with such efforts by the Corporation, and shall in any event make only the minimum disclosure required by such law, rule or regulation));

(iii)           in accordance with Section 4.01(e) or Section 4.03(h); provided that such Stockholder shall be responsible for any use or disclosure of such Confidential Information by such Persons that would constitute a breach of this Section 5.01(a);

(iv)          to any regulatory authority or rating agency to which the Stockholder or any of its Affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information;

(v)           if the prior written consent of the Corporation shall have been obtained;

(vi)          to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement, provided that the foregoing does not constitute an authorization to disclose the identity of any existing or future party to the transactions contemplated by this Agreement or their Affiliates or Representatives;

(vii)         by one Stockholder (or Affiliate thereof) to another Stockholder (or Affiliate thereof) if such Stockholders are Affiliates;

(viii)        among the Directors in their capacities as members of the Board; or

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(ix)           in any disclosure that refers only to the fact that the Stockholder making such disclosure has made an investment in Securities of the Corporation and the amount of such investment.

Nothing contained herein shall prevent (i) the use (subject, to the extent possible, to a protective order and to the requirement that such Stockholder seek to use the minimum amount reasonably necessary) of Confidential Information in connection with the assertion or defense of any claim by or against the Corporation or any Stockholder or (ii) a Stockholder from purchasing or selling the securities of other institutions in the financial services industry so long as such purchases and sales are effected in accordance with applicable securities laws. Each Stockholder shall be subject to the foregoing restrictions for so long as such Person is a stockholder of the Corporation and for a period of one year thereafter.

Notwithstanding anything to the contrary herein, with respect to any Stockholder that is an investment company registered under the U.S. Investment Company Act of 1940, such Stockholder may identify the Corporation and the value (and valuation methodology) of such Stockholder's security holdings in the Corporation in accordance with its investment reporting practices.

(b)           “Confidential Information” means any information concerning the Corporation or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Corporation or any such Persons (including any information regarding any transaction in which the Corporation or any Subsidiary is or proposes to be engaged, including any information with respect to any other party or proposed party to such transaction) in the possession of or furnished to any Stockholder (including by virtue of its present or former right to designate a director) and the terms of this Agreement; provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder or its directors, officers, employees, stockholders, investors, members, partners, agents, counsel, investment advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) as shown by written records, was available to such Stockholder on a non-confidential basis prior to its disclosure to such Stockholder or its Representatives by the Corporation or (iii) becomes available to such Stockholder on a non-confidential basis from a source other than the Corporation after the disclosure of such information to such Stockholder or its Representatives by the Corporation, which source is (at the time of receipt of the relevant information) not bound by a confidentiality agreement with (or other confidentiality obligation to) the Corporation or another Person or (iv) is independently developed by such Stockholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Corporation (and, in the case of any employee of the Corporation or any Subsidiary, not in connection with their duties as an employee).

Section 5.02.        Information Rights. The Corporation agrees to furnish each Stockholder:

(a)            as soon as practicable and, in any event, within 45 days after the end of each of the first three fiscal quarters, the unaudited consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with generally accepted accounting principles as applied in the United States (“GAAP”), setting forth in comparative form the figures for the corresponding quarter and portion of the previous fiscal year, and the figures for the corresponding quarter and portion of the then current fiscal year as in the Corporation’s annual operating budget;

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(b)           as soon as practicable and, in any event, within 90 days after the end of each fiscal year, the audited consolidated balance sheet of the Corporation and its Subsidiaries as at the end of such fiscal year and the related audited statements of operations and cash flow for such fiscal year, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP and certified by a firm of independent public accountants of nationally recognized standing, together with a comparison of the figures in such financial statements with the figures for the previous fiscal year and the figures in the Corporation’s annual operating budget, accompanied by an audit report of the Corporation’s independent auditors; and

(c)           promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made generally available by the Corporation to any of its security holders.

Notwithstanding the foregoing, the Corporation shall not be required to furnish the information set forth in this Section 5.02 to any Stockholder so long as the Corporation is subject to the reporting requirements of the Exchange Act and in compliance with its disclosure obligations thereunder.

Section 5.03.       Affiliate Transactions. Except for (i) transactions between or among the Corporation and any of its wholly-owned Subsidiaries and/or transactions between or among any of the Corporation’s wholly-owned Subsidiaries; (ii) the payment or provision of compensation and/or benefits to employees of the Corporation or any of its Subsidiaries pursuant to plans or agreements previously approved by the Board; and (iii) any dividends or distributions paid on the Securities, the Corporation shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase, lease or otherwise acquire any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate of the Corporation, any Stockholder or any “associate” of any Stockholder (within the meaning of Rule 12b-2 under the Exchange Act), unless (a) such transaction is on terms that are no less favorable to the Corporation or such Subsidiary than those that would have been obtained in a comparable transaction by the Corporation or such Subsidiary with an unrelated Person and (b) such transaction is approved by a majority of the members of the Board not affiliated with the Stockholder involved in (or whose Affiliates are involved in) such transaction; provided that any such transaction must otherwise comply with Sections 23A and 23B of the Federal Reserve Act and with Federal Reserve Regulation O and Regulation W; provided, further, that Board approval pursuant to clause (b) above shall not be required in the case of (x) any exercise of remedies by a CFS Pledgee resulting in the ownership of CFS Pledged Shares or (y) any sale to a Stockholder (other than a Stockholder that is an Affiliate of the Corporation) of any CFS Pledged Shares Transferred to, or held by, a CFS Pledgee in connection with the default on any loan made to, or for the benefit of, the holder of such CFS Pledged Shares.

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Section 5.04.        Conflicting Agreements. The Corporation and each Stockholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to any Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Securities in any manner that is inconsistent with the provisions of this Agreement.

Section 5.05.        Avoidance of “Control.” Notwithstanding anything to the contrary in this Agreement, neither the Corporation (on behalf of itself and its Subsidiaries) nor any Stockholder (other than any Hale Stockholder) shall take any action, including the exercise of any right granted under this Agreement, that would cause the ownership of voting Securities of any Stockholder (other than any Hale Stockholder) or any other Person (together with the ownership by such Stockholder’s or other Person’s “affiliates” (as such term is used under the BHC Act) of voting Securities) to increase to an amount that would constitute “control” under the BHC Act or HOLA, or otherwise cause any Stockholder (other than any Hale Stockholder) to “control” the Corporation or any of its Subsidiaries under and for purposes of the BHC Act or HOLA; provided that the foregoing shall not prevent any Hale Stockholder from taking any action otherwise prohibited by this Section 5.05 if the taking of such action would not cause (x) any Stockholder (other than any Hale Stockholder) to increase such Stockholder’s ownership of voting Securities to an amount that would constitute “control” or (y) any Stockholder (other than any Hale Stockholder) to “control” the Corporation or any of its Subsidiaries.

Section 5.06.        Insurance. The Corporation shall purchase and maintain customary directors and officers insurance, in such amounts as shall be approved by the Board.

Section 5.07.      Options and Warrants.

(a)           Neither the Corporation nor any of its Subsidiaries shall grant or issue any options, warrants or other rights to acquire the Common Stock, the Preferred Stock or other equity securities of the Corporation or any Subsidiary without Board approval in accordance with the Bylaws and, to the extent such grant or issuance is not made from the Incentive Pool, approval of Stockholders holding a majority of the outstanding shares of Common Stock.

(b)           The Corporation shall obtain from each officer and key employee of the Corporation (or any Subsidiary of the Corporation) receiving an incentive or performance award from the Corporation whether in the form of incentive equity (whether in the form of stock options, restricted stock or otherwise) or otherwise, as a condition to such award, an agreement to be bound by non-solicitation (relating to independent contractors, employees, customers, clients and suppliers of the Corporation and its subsidiaries), intellectual property/assignment of inventions and confidentiality covenants in a form approved by the Board.

Section 5.08.      U.S. Real Property Interest Matters.

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(a)           As and when requested by a Significant Stockholder, the Corporation shall provide reasonable assistance in connection with determinations by such Significant Stockholder of whether the Common Stock that such Significant Stockholder holds or has held constitutes a United States real property interest under Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”). The Corporation shall timely and duly comply with the notice requirement to the Internal Revenue Service described in Treasury Regulation Section 1.897-2(h)(2).

(b)           From and after the date hereof, the Corporation agrees to maintain at all times its status as an association taxable as a corporation for U.S. federal income tax purposes.

(c)            The Corporation shall, prior to making a distribution to the Significant Stockholders, based on the information that is reasonably available to the Corporation at the time, calculate the percentage of the dividend distribution that is expected to be out of the Corporation’s earnings and profits, including current or accumulated earnings and profits, and therefore constitutes a dividend for U.S. federal income tax purposes pursuant to Section 301(c)(1) of the Code. If any amount of the distribution is reasonably expected to be in excess of the Corporation’s earnings and profits, including current or accumulated earnings and profits, the Corporation will notify the Significant Stockholders, and if requested by any Significant Stockholder, at such Significant Stockholder’s expense, consult with a nationally recognized accounting firm to determine whether the stock in the Corporation is a “United States real property interest” (a “USRPI”) for purposes of Section 897 of the Code, and, if based on such consultation, the Corporation’s stock is reasonably expected to be a USRPI, the Corporation will notify the such Significant Stockholder of its conclusion at least thirty (30) days prior to making the distribution (and shall update such information, if applicable, on the date such distribution is made and as soon as practicable after the Corporation’s tax year end). If it is determined that the interest in the Corporation is not a USRPI, the Corporation shall provide such Significant Stockholder with a properly executed statement from the Corporation that meets the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h)(1) or notify such Significant Stockholder of its inability to provide such a certificate and the basis for such inability. If such a certificate cannot be provided, the Corporation shall cooperate with such Significant Stockholder in good faith to determine the percentage of the dividend distribution that is in excess of such Significant Stockholder’s adjusted basis in the Common Stock of the Corporation.

(d)           The Corporation will not distribute a USRPI to any Significant Stockholder without such Significant Stockholder’s prior written consent.

ARTICLE 6
MISCELLANEOUS

Section 6.01.       Amendment. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Corporation and the Stockholders holding at least two-thirds (2/3) of the shares of Common Stock then outstanding. In addition, any amendment or waiver of any provision of this Agreement that would adversely affect the rights of any Stockholder in a manner that is adverse relative to the treatment of any other Stockholder shall also require the prior written consent of such Stockholder; provided that any amendment or waiver to Section 4.04 shall require the written consent of each Eligible Stockholder, regardless of the relative effect of such amendment as compared to other Stockholders; provided, further, that any amendment or waiver to Section 2.01, 2.02, 2.03, 2.05, 2.06, 2.08, 5.05, 6.01, 6.19, 6.20 or 6.23 shall require the written consent of each affected Stockholder, regardless of the relative effect of such amendment as compared to other Stockholders. The Corporation will promptly deliver a copy of each such amendment to each Stockholder and each such amendment shall be binding upon each Party hereto; provided that the failure to deliver a copy of such amendment shall not impair or affect the validity of such amendment.

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Section 6.02.       Waiver. Any Party may waive any provision of this Agreement with respect to itself by an instrument in writing executed by the Party against whom the waiver is to be effective. Except where a specific period for action or inaction is provided herein, neither the failure nor any delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of a Party to exercise any right conferred herein within the time required shall cause such right to terminate with respect to the transaction or circumstances giving rise to such right, but not to any such right arising as a result of any other transactions or circumstances.

Section 6.03.       Termination. This Agreement and all rights and obligations hereunder, other than Sections 2.02 (and its related provisions, including Section 2.03) (except, for the avoidance of doubt, as may be modified in accordance with Section 2.08), 2.05, 2.06 and 4.01, shall terminate automatically and immediately and be of no further force or effect upon the earliest to occur of (a) an initial Public Offering, (b) a Change of Control and (c) the twenty-fifth (25th) anniversary of the date of this Agreement. Sections 2.02 (and its related provisions, including Sections 2.03) and 4.01 shall terminate upon the earlier to occur of (i) a Change of Control and (ii) the twenty-fifth (25th) anniversary of the date of this Agreement.

Section 6.04.        Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced as a result of any rule of law or public policy, all other terms and other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the greatest extent possible.

Section 6.05.        Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by, between or among the Parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

Section 6.06.         Successors and Assigns; Binding Effect; Assignment.

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(a)            Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto.

(b)           Any Stockholder that ceases to own beneficially any Securities shall cease to be bound by the terms hereof (other than Sections 5.01, 6.04, 6.05, 6.07, 6.08, 6.09, 6.10, 6.11, 6.12, 6.14, 6.15, 6.16, 6.17, 6.18, 6.21 and 6.23).

(c)            Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Securities or otherwise, except (i) as expressly set forth herein, (ii) any Stockholder may transfer its rights hereunder in connection with a Transfer of Securities permitted under Section 3.03 and (iii) any Person acquiring Securities that is required by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute and deliver to the Corporation a Joinder.

Section 6.07.        Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied or electronic signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

Section 6.08.        Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event that any of the terms or provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, each of the Parties hereby agrees that the other Parties shall be entitled to obtain an injunction or injunctions to prevent breaches of any of the terms or provisions of this Agreement and to enforce specifically the performance by such first Party under this Agreement, and each Party hereby agrees to waive the defense in any such suit that the other Parties have an adequate remedy at law and to waive any requirement to post any bond in connection with obtaining such relief. The equitable remedies described in this Section 6.08 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the Parties may elect to pursue.

Section 6.09.        Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile or email (with written confirmation of transmission); the Business Day after it is sent, if sent for next Business Day delivery to a domestic address by recognized overnight delivery service; and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. Each Stockholder’s address will be deemed to be the address set forth on the signature page hereto for such Stockholder, or such other address as such Stockholder shall have specified in a prior written notice to the Corporation. The Corporation’s address as of the date hereof is:

FirstSun Capital Bancorp

3025 Cortland Circle

Salina, Kansas 67401

Attention: Mollie H. Carter

Tel: (785) 826-2243

Fax: (785) 826-2275

e-mail: MollieC@sunflowerbank.com

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with a copy, which shall not constitute notice to the Corporation, to:

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street NW, Suite 1700

Atlanta, Georgia 30363

Attention: J. Brennan Ryan, Esq.

Fax: (404) 322-6050

Email: brennan.ryan@nelsonmullins.com

Any Party may change the address to which notices, requests, demands, claims, and other communications required or permitted hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

Section 6.10.        Delivery by Facsimile or Email. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of facsimile or email with scan or facsimile attachment, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of a contract, and each such Party forever waives any such defense.

Section 6.11.       Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Each Party, unless otherwise prohibited by statute, hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any Delaware state court in New Castle County, or federal court of the United States of America, sitting within New Castle County, Delaware, and any respective appellate court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each Party, unless otherwise prohibited by statute, hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or federal court; and (d) waives, to the fullest extent permitted by law, the defense of lack of personal jurisdiction or an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or federal court. Each Party hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party, unless otherwise prohibited by statute, hereby irrevocably consents to service of process in the manner provided for notices in Section 6.09. Nothing in this Agreement shall affect the right of any Party to serve process in any other manner permitted by applicable law.

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Section 6.12.     Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.13.        Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

Section 6.14.        Mutual Drafting. The Parties shall be deemed to have participated jointly in the negotiation and drafting of this Agreement. Accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party hereto by virtue of the authorship of any of the provisions of this Agreement.

Section 6.15.        Interpretation. The headings and subheadings contained in this Agreement and the Exhibits are solely for the purpose of reference, are not part of the agreement of the Parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any Exhibit. Unless otherwise indicated, all references to days or months shall be deemed references to calendar days or months. Any reference to any federal, state, county, local or foreign statute or legal requirement shall be deemed also to refer to all rules and regulations promulgated thereunder, including any successor thereto, unless the context requires otherwise. Unless the context requires otherwise: (a) words (including defined terms) importing the singular number or plural number will include the plural number and singular number respectively; (b) words (including defined terms) importing the masculine gender will include the feminine and neuter genders and vice versa; (c) references to “include,” “includes,” and “including” will be deemed to be followed by the phrase “without limitation”; (d) references in this Agreement to “hereof,” “herein,” “hereto,” “herewith,” “hereby,” “hereunder” or any other words of similar import, will be deemed to refer to this Agreement as a whole, including any Exhibits, and not to any particular term or provision of this Agreement; (e) references to Articles and Sections refer to articles within this Agreement as a whole and sections within this Agreement as a whole; (f) references to Exhibits are to Exhibits attached hereto, each of which is incorporated herein and made a part hereof for all purposes; (g) references to “dollars” or “$” means United States of America dollars; and (h) references to “written” or comparable expressions include a reference to facsimile or email transmission or comparable means of communication.

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Section 6.16.        Third Party Beneficiaries. Except as expressly set forth herein, nothing expressed or implied by or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.17.        Fees and Expenses. Except as otherwise expressly provided herein, all out-of-pocket costs and expenses, including the fees and expenses of counsel, incurred in connection with the review or preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated by this Agreement and all matters related hereto or thereto shall be paid by the party incurring such costs and expenses.

Section 6.18.        Directly or Indirectly. Where any provision of this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any Affiliate of such Person.

Section 6.19.        Regulatory Matters.

(a)            Each Stockholder acknowledges, represents, warrants and agrees that this Agreement (i) relates only to the shares of capital stock of the Corporation, (ii) will terminate in accordance with Section 6.03, and (iii) does not create an association among the Stockholders to engage in activities other than through the Corporation. In addition, each Stockholder acknowledges, represents, warrants and agrees that such Stockholder has complied and will comply with the requirements of any applicable Federal Reserve passivity and anti-association commitments which it has made (subject to the Corporation’s compliance with the agreements set forth in Section 6.19(c)).

(b)           No Stockholder (other than a Hale Stockholder) shall take, permit or allow any action that would cause such Stockholder or an Affiliate of such Stockholder to be required to register as a bank holding company under the BHC Act or a savings and loan holding company under HOLA with respect to the Corporation or its Subsidiaries.

(c)            Unless approved in advance by the affected Stockholder and the Corporation, neither the Corporation nor any Stockholder shall take, permit or allow any action (including repurchases or redemptions by the Corporation) that would cause (i) another Stockholder or an Affiliate of another Stockholder to be required to register as a bank holding company under the BHC Act or a savings and loan holding company under HOLA or to be required to file prior notice under the Change in Bank Control Act of 1978, as amended or (ii) the Beneficial Ownership of any Stockholder (together with its Affiliates) to exceed its Ownership Limit.

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(d)           No Stockholder shall take, permit or allow any action that would cause the Corporation or any other insured depository institution that is a direct or indirect Subsidiary of the Corporation to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Subsidiary of the Corporation.

(e)            Each Stockholder that breaches its obligations under this Section 6.19, or that believes it is reasonably likely to breach such obligations, shall immediately notify the Corporation and shall cooperate in good faith with the Corporation promptly to modify any ownership or other arrangements, or take any other action, as is necessary to cure or avoid such breach; provided that no such modification shall require any other Stockholder to increase or decrease its ownership interest in the Corporation without the consent of such Stockholder.

(f)            At the request of the Corporation, each Stockholder agrees to promptly provide any such information that the Federal Reserve or any other bank or thrift regulatory agency may request in connection with any application or other filing required to be made by the Corporation or may otherwise reasonably request, and undertakes that such information shall be true and accurate; provided that, in lieu of the foregoing, any Stockholder may, in its sole discretion, provide directly to the Federal Reserve or such other regulatory agency any such information that such Stockholder deems to be proprietary or confidential in nature. Notwithstanding anything herein to the contrary, no Stockholder shall be required to provide (i) information regarding its investors solely in their capacities as limited partners or other similar passive equity investors (except that the Corporation may request such information from such Stockholder to the extent required in connection with information requests from a Governmental Entity and such Stockholder subject to clause (ii)(A) shall be required to provide such information), and shall be entitled to request confidential treatment from any Governmental Entity and not disclose to the Corporation any information that is confidential and proprietary to such Stockholder or (ii) any information, the disclosure of which either (A) is prohibited by applicable law or contract (and the Stockholders shall not be obligated to seek the consent of any person to such disclosure) or (B) in the reasonable judgment of such Stockholder’s investment adviser, would be adverse to the interests of such Stockholder or such investment adviser or their respective partners or clients.

(g)            Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 6.19 shall supersede and control with respect to any other provision of this Agreement that may conflict with or that may result in a breach of any of the provisions described in this Section 6.19 and the provisions of this Section 6.19 shall apply, mutatis mutandis, to all of the provisions of this Agreement to the extent necessary to cause such other provisions of this Agreement to comply with this Section 6.19.

Section 6.20.        Corporate Opportunities.

(a)            Subject to this Section 6.20, each of the Specified Stockholders and their respective Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any Subsidiary thereof, and the Corporation, any Subsidiary thereof, the Directors, the directors of any Subsidiary of the Corporation and the other Stockholders shall have no rights by virtue of this Agreement in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Corporation or any Subsidiary thereof, shall not be deemed wrongful or improper.

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(b)           To the fullest extent permitted by applicable law or regulation, none of the Specified Stockholders or any of their respective directors, principals, officers, members, stockholders, limited or general partners, employees and/or other representatives (in the case of each Specified Stockholder, its “Specified Stockholder Persons”) and its or their Affiliates or, if applicable, any Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder), shall be obligated to refer or present any particular business opportunity to the Corporation or any Subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Corporation or any Subsidiary thereof, could be taken by the Corporation or any Subsidiary thereof, and each Specified Stockholder, Specified Stockholder Person or any of its or their Affiliates or, if applicable, any Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder), respectively, shall have the right to take for its own account (individually or as a partner, stockholder, member, participant or fiduciary) or to recommend to others such particular opportunity.

(c)           No act or omission by any Specified Stockholder, any Specified Stockholder Person or its or their Affiliates or, if applicable, any Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder Person) in accordance with this Section 6.20 shall be considered contrary to (i) any fiduciary duty that such Specified Stockholder, Specified Stockholder Person or its or their Affiliates or, if applicable, such Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder) may owe to the Corporation, its Subsidiaries or any of its or their Affiliates or to any Stockholder or by reason of such Specified Stockholder, Specified Stockholder Person or its or their Affiliates or, if applicable, such Specified Stockholder Affiliate Board Member (in such person’s capacity as an employee or officer of the Specified Stockholder) being a Stockholder, or (ii) any fiduciary duty of any director of the Corporation, its Subsidiaries or any of its or their Affiliates who is also a director, officer or employee of any Specified Stockholder, any Specified Stockholder Person or its or their Affiliates to the Corporation, Subsidiaries or any of its or their Affiliates, or to any stockholder thereof. Any Person purchasing or otherwise acquiring any shares of capital stock of the Corporation, its Subsidiaries or any of its or their Affiliates, or any interest therein, at any time after the date hereof shall be deemed to have notice of and to have consented to the provisions of this Section 6.20.

(d)          The Corporation shall cause the governing documents of the Corporation and any of its Subsidiaries to have provisions that are consistent with this Section 6.20.

Section 6.21.       Publicity. Except as may be required by applicable law, neither the Corporation nor any representative of the Corporation will issue any press release that identifies any Stockholder or any investment advisor to a Stockholder, or otherwise makes any public statement with respect to any Stockholder or any investment advisor to a Stockholder hereby, without the prior written consent of such Stockholder. Any such press release or public statement required by applicable law shall, to the extent feasible, only be made by the Corporation after reasonable notice and opportunity for review by the Stockholders.

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Section 6.22.        Recapitalizations, Exchanges, Etc., Affecting Shares of Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to all of the outstanding shares of Common Stock, and to any and all shares which may be issued in respect of, in exchange for, or in substitution of the shares of Common Stock, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts hereunder shall be appropriately adjusted.

Section 6.23.        Rights of Stockholders; No Recourse. This Agreement affects the Stockholders only in their capacities as stockholders of the Corporation. Notwithstanding anything that may be expressed or implied in this Agreement, the Corporation and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future, director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future, officer, agent or employee of any Stockholder or any current or future, member of any Stockholder or any current or future, director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation. With respect to the Corporation, no recourse shall be had to any of the Stockholders of the Corporation or the Stockholders of any of their Affiliates (in each case in their capacity as Stockholders).

Section 6.24.         Further Assurances. Each of the Parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement (including the approval and adoption of any and all organizational documents of the Corporation, including the Charter and Bylaws, to effectuate the transactions contemplated herein).

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIRSTSUN CAPITAL BANCORP

By:
Name:
Title:

Stockholders’ Agreement

Signature Page of Corporation